EXHIBIT 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into by and among Debt Resolve, Inc., a Delaware corporation, with its principal executive offices located at 707 Westchester Avenue, Suite L7, White Plains, New York 10604 (the “Company”), CAMOFI Master LDC, a Cayman Islands limited duration company (the “Agent”), and each of the purchasers set forth on the counterpart signature pages hereto (the “Purchasers,” and each a “Secured Party” or together the “Secured Parties”), and is dated with respect to each of the Purchasers as of the date noted on each such Purchaser’s counterpart signature page.

WHEREAS, in connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Purchasers (i) 15% senior secured convertible promissory notes, or 15% senior secured promissory notes in the case of one Purchaser, of the Company in the aggregate principal amount of up to Four Million Dollars ($4,000,000), which includes a $1,000,000 over-allotment option (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Notes”), a portion of which Notes is convertible into shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), and (ii) warrants to purchase shares of Common Stock of the Company (the “Warrants”); and

WHEREAS, in order to induce the Purchasers to purchase the Notes and Warrants, the Company has agreed to grant the Purchasers a first priority security interest in all of the Company’s Collateral listed in Exhibit A hereto, and to that end has required the execution and delivery of this Agreement by the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are hereby incorporated herein in their entirety by this reference.

2. Definitions. The following terms shall have the meanings set forth below:

“Collateral” shall mean all of the items set forth on Exhibit A hereto.

“Patents” shall mean, collectively, all of the Company’s letters patent under the laws of the United States, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

“Permitted Liens” shall mean, collectively, the following: (i) liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are being contested in good faith by the appropriate procedures and for which appropriate reserves are maintained; (ii) liens in favor of the Agent and/or the Secured Parties; and (iii) licenses or sublicenses of Patents, in each instance granted to others not interfering in any material respect with the business of the Company.

“Proceeds” shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral.

“Secured Obligations” has the meaning given in Section 3(a) below.

“Security Interest” has the meaning given in Section 3(b) below.

3. Security for Obligations.

(a) This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, conversion, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 363(a) of the Bankruptcy Code, 11 U.S.C. §362(a)) of all obligations and liabilities of every nature of the Company now or hereafter existing under or arising out of the Notes, and this Agreement and all extensions or renewals thereof, whether for principal, interest, (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Agent or any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations of the Company being the “Secured Obligations”).

(b) Security Interest. As security for the payment or performance, as the case may be, of the Secured Obligations, the Company hereby creates and grants to the Agent, its successors and its assigns, for its own benefit and for the pro rata benefit of the Purchasers, their successors and their assigns, a security interest in the Collateral (the “Security Interest”). Without limiting the foregoing, the Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Company as debtors and the Agent as secured party.

The Company agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

4. Representations and Warranties. The Company represents and warrants as follows:

(a) Financing Statements. Except for the financing statements in favor of Secured Parties, at the time of granting the security interest described herein, no financing statement covering the Collateral or any portion thereof will be on file in any public office, and except for Permitted Liens, the Company agrees not to execute or authorize the filing of any such additional financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than Secured Parties as long as any portion of the Secured Obligations evidenced by the Notes remain unpaid.

(b) Legal Name. The Company’s exact legal name is as set forth in the first paragraph of this Security Agreement. The Company shall not change its legal name or its form of organization without 30 days’ prior written notice to the Agent.

(c) Title and Authority. The Company has (i) rights in and good title to the Collateral in which it is granting a security interest hereunder and (ii) the requisite corporate power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained. The Company has the sole, full and clear title to each of the Patents shown on Schedule A hereto and the registrations thereof are valid and subsisting and in full force and effect. None of the Patents has been abandoned or dedicated, and, except to the extent that the Agent, upon prior written notice by the Company, shall consent, the Company will not do any act, or omit to do any act, whereby the Patents may become abandoned or dedicated and shall notify the Agent immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated. The Company hereby represents and warrants that the Patents shown on Schedule A are the only issued U.S. patents owned by the Company as of the date of this Agreement.

(d) Filing. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral shall have been, or shall be delivered to the Agent in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Agent in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

(e) Validity of Security Interest. The Security Interest constitutes a valid, legal and perfected first priority security interest in all of the Collateral for payment and performance of the Secured Obligations subject only to Permitted Liens.

(f) Locations of Collateral; Place of Business. The Company hereby represents and warrants that all the Collateral is located at the locations listed on Schedule A hereto and that its federal employer identification number is as set forth on said Schedule. The Company agrees not to establish, or permit to be established, any other location for Collateral unless all filings under the Uniform Commercial Code as in effect in any state or otherwise which are required by this Agreement or the Notes to be made with respect to the Collateral have been made and the Agent has a valid, legal and perfected first priority security interest in the Collateral. The Company confirms that its chief executive office is located at the office indicated on Schedule A hereto. The Company agrees not to change, or permit to be changed, the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement or the Notes to be made have been made and the Agent has a valid, legal and perfected first priority security interest.

(g) Incorporation by Reference. The Company hereby makes to each Secured Party all of the representations and warranties of the Company contained in the Securities Purchase Agreement, which representations and warranties are incorporated by reference herein as if fully set forth herein.

Covenants and Agreements. The Company covenants and agrees as follows:

(a) Restrictions. The Company agrees that until the Secured Obligations shall have been satisfied in full, the Company shall not, without the Agent’s prior written consent, assign, transfer, encumber or otherwise dispose of the Collateral, or any interest therein, except that the Company may (i) license (other than on an exclusive basis for all known fields of use for the duration of the term of the Patent) or grant similar rights and interests on an arm’s length basis consistent with good industry practice in all or any part of the Patents to unrelated third parties pursuant to its business, (ii) sell, license on an exclusive basis for all known fields of use for the duration of the term of the Patent or otherwise transfer for value all or any part of the Patents with the prior written consent of the Agent, which consent will not be unreasonably withheld, provided that the restriction on exclusive licenses shall terminate beginning on the date that more than one-half of the principal amount of the Notes secured by the Collateral has been repaid by the Company or has been converted to Common Stock and (iii) sell inventory in the ordinary course of business or sell obsolete equipment or inventory for the reasonable fair value thereof. The Company further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to the Secured Parties under this Agreement.

(b) Defense. The Company shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned by it against all persons and to defend the Security Interest in such Collateral, and the priority thereof, against any adverse lien of any nature whatsoever (other than Permitted Liens).

(c) Maintenance. The Company shall at all times and at its own expense maintain and keep, or cause to be maintained and kept, the Collateral. The Company will keep the Collateral in good order and repair, and will not waste or destroy the Collateral or any part hereof, and will make any needful and proper repairs, renewals, replacements or improvements so that its business may at all times be properly and advantageously conducted, and will not use the Collateral in violation of any applicable statute, ordinance or policy of insurance thereon. Upon prior written notice to the Company, the Agent may enter on the Company’s property and may examine and inspect the Collateral or the Company’s books, records, papers and journals at any reasonable time or times, wherever located. The Company shall perform all acts and execute all documents, including, without limitation, security agreements with respect to Patents in form suitable for filing with the United States Patent and Trademark Office hereof requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent’s interest in the Collateral that consists of Patents or otherwise in furtherance of the provisions of this Agreement, and the Company hereby authorizes the Agent to execute and file one or more financing statements (and similar documents) or copies thereof or of this Agreement with respect to the Collateral signed only by the Agent. The Company will take all necessary steps in any proceeding before the United States Patent and Trademark Office or any similar office or agency of the United States or any State thereof to maintain each application and registration of the Patents, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(d) Agent’s Right to Take Action. If, after ten days written notice from the Agent, the Company fails to perform or observe any of its covenants or agreements set forth in this Section 5 or if the Company notifies the Agent that it intends to abandon all or any part of the Collateral, the Agent may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place, and stead of the Company (or, in the case of intended abandonment, in the Agent’s own name) and may (but need not) take any and all other actions that the Agent may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

(e) Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Company shall pay the Agent on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Agent or the Secured Parties in connection with or as a result of the Agent’s taking action under subsection 5(d), except for intended abandonment of the Collateral by the Company, or exercising its rights under Section 7, together with interest thereon from the date expended or incurred by the Agent or Secured Parties.

(f) Use and Disposition of Collateral. The Company shall not make or permit to be made any assignment, pledge or hypothecation of the Collateral other than Permitted Liens or as permitted by Section 5(a) above, or grant any security interest in the Collateral except for the Security Interest and Permitted Liens. The Company shall not make or permit to be made any transfer of any Collateral, except in the ordinary course of business or as permitted by Section 5(a) above, and the Company shall remain at all times in possession of the Collateral owned by it other than transfers to the Agent pursuant to the provisions hereof and as otherwise provided in this Agreement. The Agent shall have the right, as the true and lawful agent of the Company, with power of substitution for the Company and in the Company’s name, the Agent’s name or otherwise, for the use and benefit of the Agent and the Purchasers and solely to effect the purposes of this Agreement, (i) to endorse the Company’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment with respect to the Collateral that may come into its possession; (ii) to sign the name of the Company on any invoice relating to any of the Collateral and (iii) upon the occurrence and during the continuance of an event of default under this Agreement or under the Notes, (A) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and the Company hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, (B) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the obligor thereon, (C) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (D) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral, and (H) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or such Secured Party or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Company or to any claim or action against the Agent or any Secured Party in the absence of the gross negligence or willful misconduct of the Agent or such Secured Party; and provided further, that the Agent shall at all times act reasonably and in good faith. It is understood and agreed that the appointment of the Agent as the agent of the Company for the purposes set forth above in this Section 5(f) is coupled with an interest and is irrevocable. The provisions of this Section 5(f) shall in no event relieve the Company of any of its obligations hereunder with respect to the Collateral or any part thereof (other than obligations which are impaired as a result of actions taken by the Agent pursuant to this Section 5(f)) or impose any obligation on the Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise. Anytime action is taken under this Section 5(f), prompt written notice of such action shall be provided to the Company by the Agent.

(g) Further Assurances. The Company agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent. The Company agrees to notify promptly the Agent of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records.

(h) Subsidiaries. The Company has no subsidiaries at this time; however, should the Company form any subsidiaries during the term of this Agreement, the Company shall cause such subsidiaries to become a party to this Agreement and such subsidiaries’ assets shall be made a part of the Collateral hereunder.

(i) Insurance. The Company shall, at its expense, keep the Collateral at all times insured in a commercially reasonable manner for full value with nationally recognized, reputable and sufficiently capitalized insurers. Such insurance shall not be cancelable or not renewed by the Company and the Company shall take all commercially reasonable actions to ensure that such insurance is not cancelled. All risk of loss of, damage to or destruction of the Collateral shall at all times be on the Company.

(j) Written Statements. The Company will furnish to Agent from time to time, upon written request to the Company, written statements and schedules identifying and describing the Collateral and any additions thereto and substitutions thereof, in such detail as Agent may reasonably require, and will maintain books and records pertaining to the Collateral in such detail, form and scope as is customary in transactions such as this, and will advise Agent promptly and in sufficient detail of any substantial change in the Collateral and of the occurrence of any event which would have any material effect on the value of any of the Collateral or on the lien and security interest granted to the Secured Parties therein.

(k) Notice of Default. The Company shall promptly give notice to the Agent of the occurrence of any Event of Default (as defined in below) or of any event which could, with the giving of notice or the passage of time, or both, constitute an Event of Default.

Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called an “Event of Default”):

(a) an Event of Default, as defined in the Notes, shall occur;

(b) The Company shall fail promptly to observe or perform any covenant or agreement herein binding on it and such failure is not cured within 15 days after written notice from the Agent;

(c) there is any levy, seizure, or attachment of all or any material portion of the Collateral, other than as set forth in this Agreement; or

(d) any of the representations or warranties contained in Section 4 shall prove to have been incorrect in any material respect when made.

Remedies. Upon the occurrence of an Event of Default and at any time thereafter, the Agent may, at its option, take any or all of the following actions:

(a) exercise any or all remedies available under this Agreement or the Notes including, without limitation, any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law;

(b) sell, assign, transfer, pledge, encumber, or otherwise dispose of the Collateral;

(c) enforce the Patents comprising the Collateral and if the Agent shall commence any suit for such enforcement, the Company shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Agent in aid of such enforcement; or

(d) incur expenses, including attorneys’ fees at the regular hourly rates of the Agent’s counsel from time to time in effect, legal expenses and costs for the exercise of any right or power under this Security Agreement, which expenses are secured by this Security Agreement.

Any disposition of Collateral by the Agent shall be subject to the mandatory requirements of applicable law and subject to the requirement that the Agent act reasonably and in good faith. Subject to such conditions, the Agent may sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent shall give the Company ten (10) days’ written notice (which the Company agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) of the Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot, as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 7, any Secured Company may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Company (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and any such Secured Party may make payment on account thereof by using any claim then due and payable to any such Secured Party from the Company as a credit against the purchase price, and any such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Company therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and the Company shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all events of default shall have been remedied and the Secured Obligations paid in full. The Company shall remain liable for any deficiency. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.

Designation of the Agent. The Purchasers hereby irrevocably designate CAMOFI Master LDC (and its successors and assigns) as their agent and CAMOFI Master LDC hereby accepts such designation, in order to execute any and all instruments or other documents on behalf of the Purchasers and to do any and all other acts or things on behalf of the Purchasers that CAMOFI Master LDC (or its successors or assigns) in its sole discretion deems necessary or advisable or that may be required pursuant to this Agreement or otherwise, to exercise the Secured Parties’ rights and remedies under this Agreement. None of the Purchasers may take any action or exercise any rights under this Agreement except through CAMOFI Master LDC as their agent. Each Secured Party hereby appoints the Agent the attorney-in-fact of such Secured Party solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable so long as this Agreement and the Security Interest have not been terminated and coupled with an interest.

9. Application of Proceeds. The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Company and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, pro rata to the payment in full of principal and interest in respect of any amount of the Notes outstanding, subject to the last sentence of Section 2 of the Notes;

THIRD, to the Company, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

Security Interest Absolute. All rights of the Secured Parties and the Agent hereunder, the Security Interest, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of (i) any partial invalidity or unenforceability of the Note, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Notes, or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of the Company in respect of the Secured Obligations or in respect of this Agreement.

Value of the Collateral. Each Secured Party acknowledges that it is familiar with the Company or has independent access to information regarding the Company, and is not relying upon any representations of the Company as to the value of the Collateral being pledged hereunder or the present or future prospects or value of the Company.

Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Agent. A waiver signed by the Agent shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of any Secured Parties’ or the Agent’s rights or remedies. All rights and remedies of a Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Agent’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Parties shall not be obligated to preserve any rights the Company may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Company and Secured Parties and their respective participants, successors, and permitted assigns and shall take effect when signed by the Company and Secured Parties, and the Company waives notice of Secured Parties’ acceptance hereof; provided, however, that the Secured Parties’ rights hereunder may not be transferred or assigned to any third party without the prior written consent of the Company. This Agreement shall be governed by the internal law of the State of New York without regard to conflicts of law provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Secured Obligations. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

(i) If to the Company:

Debt Resolve, Inc.
707 Westchester Avenue, Lobby Level
White Plains, New York 10604
Attention: James D. Burchetta
Telephone: (914) 949-5500
Facsimile: (914) 428-3044

With a copy to:

Greenberg Traurig LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, NY 10166
Attention: Spencer G. Feldman, Esq.
Telephone: (212) 801-9200
Facsimile: (212) 801-6400

(ii) If to the Agent:

CAMOFI Master LDC
c/o Centrecourt Asset Management
350 Madison Avenue, 8th Floor
New York, New York 10017
Attention: Keith D. Wellner, General Counsel
Telephone: (646) 758-6755
Facsimile: (646) 304-0500

(iii)	If to a Purchaser: To the address and fax number set forth immediately below such Purchaser’s name on the signature pages to this Agreement.

With copy to:

Capital Growth Financial, Inc.
225 NE Mizner Boulevard, Suite #750
Boca Raton, FL 33432
Attention: Alan Jacobs
Telephone: (561) 417-5680
Facsimile: (561) 417-5680

and

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
Attention: Clifford A. Teller
Telephone: (212) 895-3500
Facsimile: (212) 895-3783

Each party shall provide notice to the other party of any change in address.

Waiver of Jury Trial: THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT THE COMPANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THIS AGREEMENT.

Termination. This Agreement and the Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in full, at which time the Agent shall execute and deliver to the Company all Uniform Commercial Code termination statements and similar documents which the Company shall reasonably request to evidence such termination; provided, however, that all indemnities of the Company contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement for a period of six (6) months following the termination of this Agreement.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement as of the date and year first written above.

COMPANY:
DEBT RESOLVE, INC.
By:	/s/ James D. Burchetta
Name: James D. Burchetta Title: Co-chairman, President and CEO

AGENT:
CAMOFI MASTER LDC
By:	/s/ Jeffrey M. Haas
Name: Jeffrey M. Haas Title: Authorized Signatory

PURCHASERS:

The Purchasers executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Security Agreement
Purchaser Counterpart Signature Page

The undersigned, desiring to enter into this Security Agreement dated as of _________________ ___, 2006 (the “Agreement”), between the undersigned, Debt Resolve, Inc., a Delaware corporation (the “Company”), CAMOFI Master LDC, a Cayman Islands limited duration company (the “Agent”), and the other parties thereto, in or substantially in the form furnished to the undersigned, hereby agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of _________________ ___, 2006.

PURCHASER:

Name and Address, Fax No. and Social Security No./EIN of Purchaser:

Fax No.: _____________________________________

Soc. Sec. No./EIN: ________________________________

If a partnership, corporation, trust or other business entity:

By:
Name: Title:

If an individual:

Signature

SCHEDULE A

Collateral Locations

707 Westchester Avenue, Lobby Level
White Plains, New York 10604
(also principal executive office)

Federal Employer Identification Number:

33-0889197

Patents Described in Section 4(c):

None.

EXHIBIT A

DESCRIPTION OF COLLATERAL

The term “Collateral” shall mean all of the Company’s now owned or hereafter acquired right, title, and interest in and to each of the following, together with all present and future additions, attachments and accessions thereto and all substitutions therefor and replacements thereof, and all copies or originals of all records and documents relating thereto:

(a) All “accounts,” as that term is defined in Article 9 of the Uniform Commercial Code, as in effect in the State of New York (“UCC”), including, without limitation, every right to payment for goods or other property of any kind sold or leased or for services rendered or for any other transaction, whether or not the right to payment has been earned by performance, and including without limitation every account receivable, all purchase orders, all interest in goods the sale or lease of which gives rise to the right to payment (including returned or repossessed goods and unpaid seller’s rights), and the rights pertaining to such goods, including the right to stoppage in transit, every right to payment under any contract, and every lien, guaranty, or security interest that secures a right to payment for any of the foregoing (“Accounts”);

(b) All chattel paper, consisting of a writing or writings evidencing both a monetary obligation and a security interest in or lease of goods, together with any guarantees, letters of credit, and other security therefore (“Chattel Paper”);

(c) All “deposit accounts,” as defined in the UCC (“Deposit Accounts”);

(d) All “inventory” of whatever kind, as that term is used in the UCC, including without limitation all goods held by the Company for sale or lease, goods furnished or to be furnished under a contract for service, and supplies, packaging, raw materials, goods in transit, work-in-process, and materials used or consumed or to be used or consumed in the Company’s business, or in the processing, packaging, or shipping of same, all finished goods, and all property, the sale or lease of which has given rise to Accounts, Chattel Paper, or Instruments, and that has been returned to the Company or repossessed by the Company or stopped in transit, and all warranties and related claims, credits, setoffs, and other rights of recovery with respect to any of the foregoing (“Inventory”);

(e) All “equipment,” as that term is used in the UCC, including without limitation all equipment, machinery, and other property held for use in or purchased for the Company’s business, together with all increases, parts, fittings, accessories, repair equipment, and special tools now or later affixed to, or used in connection with, that property, all transferable rights of the Company to the licenses and warranties (express and implied) received from the sellers and manufacturers of the foregoing property, all related claims, credits, setoffs, and other rights of recovery (“Equipment”);

(f) All “instruments,” including without limitation every instrument of any kind, as that term is used in the UCC, and includes every promissory note, negotiable instrument, certificated security, or other writing that evidences a right to payment of money, that is not a lease or security agreement, and that is transferred in the ordinary course of business by delivery with any necessary assignment or indorsement (“Instruments”);

(g) “Investment property,” as that term is defined in the UCC (“Investment Property”);

(h) All documents, including without limitation any paper that is treated in the regular course of business as adequate evidence that the person in possession of the paper is entitled to receive, hold, and dispose of the goods the paper covers, including warehouse receipts, bills of lading, certificates of title, and applications for certificates of title;

(i) All “general intangibles” of any kind, as that term is used in the UCC, and includes without limitation all intangible personal property other than Accounts, Documents, Instruments, and Chattel Paper, and includes without limitation money, contract rights, corporate or other business records, deposit accounts, inventions, designs, formulas, Patents (as defined in Section 2 of this Agreement), service marks, trademarks, trade names, trade secrets, engineering drawings, goodwill, rights to prepaid expenses, registrations, franchises, copyrights, licenses, customer lists, computer programs and other software, source code, tax refund claims, royalty, licensing and product rights, all claims under guarantees, security interests or other security held by or granted to the Company to secure payment of any of the Accounts by an Account Debtor, all indemnification rights, and rights to retrieval from third parties of electronically processed and recorded data pertaining to any Collateral, things in action, items, checks, drafts, and orders in transit to or from the Company, credits or deposits of the Company (whether general or special) that are held by Secured Parties (“General Intangibles”);

(j) All Instruments, including stock certificates and membership interest certificates, evidencing ownership in any and all subsidiaries of the Company;

(k) “Supporting obligations,” as that term is defined in the UCC (“Supporting Obligations”); and

(l) To the extent not listed above in this Exhibit A as original collateral, proceeds and products of the foregoing.